Page 32 of 43 Pages
                                                             Exhibit 10.4

                                    AGREEMENT


      AGREEMENT dated as of May 10, 1998 between Smurfit International B.V., a corporation organized under the laws of the Netherlands ("SIBV"), and Morgan Stanley Leveraged Equity Fund II, Inc., a Delaware corporation ("MSLEF").

                               W I T N E S S E T H

      WHEREAS, SIBV and MSLEF are stockholders of Jefferson Smurfit Corporation ("JSC"); and

      WHEREAS, MSLEF and SIBV are parties to a Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement") among SIBV, Jefferson Smurfit Group plc ("JSG"), MSLEF, JSC and certain other JSC stockholders, pursuant to which SIBV has agreed to purchase from MSLEF and certain other JSC stockholders, and MSLEF and certain other JSC stockholders have agreed to sell to SIBV, shares of common stock, par value $0.01 per share, of JSC (the "Common Stock"), upon the terms and subject to the conditions set forth therein; and

      WHEREAS, in connection with the stock purchase pursuant to the Stock Purchase Agreement, MSLEF has agreed to give SIBV a right of first refusal, exercisable only under certain circumstances, on the shares of Common Stock that it beneficially owns after the closing of the Stock Purchase Agreement.

      The parties hereto agree as follows:


                                 ARTICLE 1

                                Definitions


      Section 1.1. Definitions. (A) The following terms, as used herein, have the following meanings:

      "Business Day" means any day other than a Saturday, a Sunday, or a bank holiday in the United States or Ireland.

      "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.



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                                                             Page 33 of 43 Pages

      "Transfer" shall mean sell, assign, transfer, exchange or otherwise dispose of an interest in shares of Common Stock.

            Each of the following terms is defined in the Section set forth opposite such term:

        Term                                             Section
        ----                                             -------
        Common Stock.................................   recitals
        Encumbrances.................................     3.01
        JSC..........................................   recitals
        JSG..........................................   recitals
        MSLEF........................................   preamble
        Offer........................................     4.01
        Related Group................................     4.01
        SIBV.........................................   preamble
        Stock Purchase Agreement.....................   preamble
        Stockholders' Agreement .....................     3.01



                                 ARTICLE 2

                  Representations and Warranties of SIBV


      SIBV represents and warrants to MSLEF as of the date of effectiveness of this Agreement pursuant to Section 7.6 that:

      Section 2.1. Organization. SIBV is a corporation duly organized and validly existing under the laws of the Netherlands.

      Section 2.2. Authority. SIBV has all corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by SIBV of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SIBV. No other action on the part of SIBV or its stockholders is necessary to authorize the execution and delivery of this Agreement by SIBV or the performance by SIBV of its obligations hereunder. This Agreement has been duly executed and delivered by SIBV and constitutes a legal, valid and binding agreement of SIBV, enforceable against SIBV in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 2.3. No Violation. The execution and delivery of this Agreement by SIBV, and the performance by SIBV of its obligations hereunder and the consummation of the transactions contemplated hereby, will not: (a) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to SIBV, (b) require the consent, waiver, approval, license or authorization or any filing by SIBV with any governmental authority



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                                                             Page 34 of 43 Pages

(other than any filings by SIBV that may be required under the 1934 Act) or (c) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter or other governing document, bylaw, agreement, note, indenture, mortgage, contract, order, judgment, ordinance, regulation or decree to which SIBV is subject or by which SIBV is bound and which would have an adverse effect on the ability of SIBV to perform its obligations under this Agreement.

      Section 2.4. Securities Act Representation. SIBV will not purchase any shares of Common Stock with a view to a distribution or resale of any of such Shares in violation of any applicable securities laws. SIBV understands that the shares of Common Stock constitute restricted securities, are not registered under the 1933 Act or any state securities laws, and the certificates representing such shares of Common Stock will bear a legend to that effect. SIBV agrees that it shall not sell any of such shares of Common Stock in violation of the 1933 Act. SIBV represents that it is a sophisticated investor and is able to bear the risk of an investment in JSC.



                                 ARTICLE 3

                  Representations and Warranties of MSLEF


      MSLEF represents and warrants to SIBV as of the date of effectiveness of this Agreement pursuant to Section 7.6 that:

      Section 3.1. Title to Shares. MSLEF has good and valid title to the shares of Common Stock that it owns, free and clear of any security interests, liens, claims, pledges, encumbrances or other rights or claims of any other Person of any kind or any preemptive rights (collectively, "Encumbrances"), except as may exist under the Stockholders' Agreement (the "Stockholders' Agreement") dated as of May 3, 1994 and amended as of January 13, 1997 or the related Registration Rights Agreement dated as of the same date. At the closing of any purchase and sale hereunder, SIBV will acquire all of MSLEF's right, title and interest in and to the shares of Common Stock subject to such purchase and sale and will receive good and valid title to such shares of Common Stock free and clear of any and all Encumbrances. As of the date hereof, MSLEF beneficially owns the shares of Common Stock set forth on Schedule I hereto.

      Section 3.2. Organization. MSLEF is a corporation duly incorporated or formed, validly existing and in good standing under the laws of jurisdiction of its incorporation.

      Section 3.3. Authority. MSLEF has all corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated on its part hereby. The execution, delivery and performance by MSLEF of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action



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                                                             Page 35 of 43 Pages

on the part of MSLEF. No other action on the part of MSLEF or its stockholders or partners, as the case may be, is necessary to authorize the execution and delivery of this Agreement by MSLEF orthe performance by MSLEF of its obligations hereunder. This Agreement has been duly executed and delivered by MSLEF and constitutes a legal, valid and binding agreement of MSLEF, enforceable against MSLEF in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors' rights generally and subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      Section 3.4. No Violation. The execution and delivery of this Agreement by MSLEF, and the performance by MSLEF of its obligations hereunder and the consummation of the transactions contemplated hereby, will not: (a) violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to MSLEF, (b) require the consent, waiver, approval, license or authorization or any filing by MSLEF with any governmental authority, (c) violate, result (with or without notice or the passage of time, or both) in a breach of or give rise to the right to accelerate, terminate or cancel any obligation under or constitute (with or without notice or the passage of time, or both) a default under, any of the terms or provisions of any charter or other governing document, bylaw, agreement, note, indenture, mortgage, contract, order, judgment, ordinance, regulation or decree to which MSLEF is subject or by which MSLEF is bound and which would have an adverse effect on the ability of MSLEF to perform its obligations under this Agreement or (d) result in the creation or imposition of any tax or encumbrance on the shares of Common Stock, except for transfer taxes, if any.



                                 ARTICLE 4

                          Right of First Refusal


      Section 4.1. Right of First Refusal. (a) Except as provided in this
Section 4.1, MSLEF agrees that it will not effect a Transfer to any Person or member of a group (as such term is defined in Rule l3d-5 promulgated under the 1934 Act) (such Person or group, a "Related Group") of any shares of Common Stock that it beneficially owns if after reasonable inquiry MSLEF believes that the number of shares of Common Stock being Transferred to such Related Group by MSLEF would, when taken together with all other shares of Common Stock then beneficially owned by such Related Group, amount to more than five percent of the then outstanding shares of Common Stock.


      (b) Prior to the acceptance of any offer made by a Related Group (each such offer, an "Offer") to purchase any of the shares of Common Stock that it beneficially owns, MSLEF will give SIBV two Business Days' notice of such proposed Transfer which notice shall state all of the material terms and conditions of the Offer other than the identity of the Related Group. Delivery of any such notice to SIBV will constitute an offer by MSLEF to sell the shares of



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                                                             Page 36 of 43 Pages

Common Stock subject to the Offer to SIBV on the same terms and subject to the same conditions as the Offer.

      (c) Prior to the expiration of the three Business Day period referred to in subsection (b), SIBV will notify MSLEF whether it will accept MSLEF's offer to sell to SIBV the shares of Common Stock subject to the Offer; provided that SIBV may only exercise its right of first refusal with respect to all shares of Common Stock subject to the Offer unless such exercise would result in a breach by SIBV of its obligations under the Standstill Agreement dated as of even date herewith among JSG, JSC and MSLEF in which event SIBV may exercise its right of first refusal but only to the fullest extent possible without breaching such Agreement; provided, further, that MSLEF shall be free to Transfer to the Related Group without restriction under this Agreement any shares of Common Stock subject to the Offer that SIBV would have been required to purchase upon exercise of its right of first refusal pursuant to the preceding proviso but for the limitation contained in such proviso. Failure of SIBV to so notify MSLEF during such period shall be deemed a decision not to purchase any of such shares of Common Stock.

      (d) If SIBV fails to exercise its option to purchase shares of Common Stock subject to the Offer, MSLEF shall be free to sell such shares of Common Stock (or any portion thereof) to the Related Group without restriction under this Agreement; provided that such sale is consummated within sixty days thereafter at a per share price equal to or greater than the price, and upon the same terms and conditions, as set forth in the notice delivered pursuant to subsection (b) of this Section 4.1. If such sale is not so consummated within such sixty-day period, such shares of Common Stock shall again be subject to SIBV's rights as set forth in this Section 4.1.

      (e) The election by SIBV to purchase shares of Common Stock subject to the Offer shall result in the creation of a binding, irrevocable agreement on the part of SIBV to purchase such shares and on the part of MSLEF to sell such shares to SIBV, and the parties hereto shall consummate such purchase and sale within three business days of the date on which SIBV notifies MSLEF of its intent to exercise its right of first refusal, although no party shall be required to consummate the transaction if such consummation would violate applicable law. If the closing of such purchase and sale does not occur before the expiration of the three Business Day period referred to in this subsection, MSLEF shall be free to sell the shares of Common Stock (or any portion thereof) subject to the Offer to the Related Group or any one or more parties, within the succeeding 60 days, without restriction under this Agreement at any price and upon any terms and conditions. If such sale is not so consummated within such sixty-day period, such shares of Common Stock shall again be subject to SIBV's rights as set forth in this Section 4.1.

      (f) The provisions of this Section 4.1 shall be inapplicable (i) to sales of shares of Common Stock by MSLEF in underwritten public offerings effected pursuant to the Registration Rights Agreement dated of even date herewith among JSC, SIBV, MSLEF and certain other JSC stockholders, (ii) to any sales of shares of Common Stock effected by MSLEF in the open



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                                                             Page 37 of 43 Pages

market pursuant to Rule 144 under the 1933 Act or (iii) to any distribution of shares by The Morgan Stanley Leveraged Equity Fund II, L.P. to its limited partners.




                                 ARTICLE 5

                                 Survival

      Section 5.1. Survival. The representations, warranties, covenants and agreements of the parties contained in this Agreement shall survive for the applicable statute of limitations period, notwithstanding any investigation by or on behalf of any party before or after.


                                 ARTICLE 6

                                Termination


      Section 6.1. Termination. This Agreement may be terminated at any time by mutual written agreement of SIBV and MSLEF. This Agreement shall automatically terminate if the Stock Purchase Agreement is terminated.

      Section 6.2. Effect of Termination. If this Agreement is terminated pursuant to Section 6.1, all further obligations of the parties hereto under this Agreement shall terminate without further liability or obligation of any party to any other party, including liability for damages, except that no such termination shall relieve any party hereto from liability for breach of this Agreement.



                                 ARTICLE 7

                               Miscellaneous


      Section 7.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

      if to SIBV, to:

            Smurfit International B.V.
            Strawinskylaan 2001
            Amsterdam 1077ZZ, The Netherlands
            Attention:  Rokin Corporate Services, B.V.
            Fax:  31-20-546-0717



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                                                             Page 38 of 43 Pages

            with a copy to:

            Wachtell, Lipton, Rosen & Katz
            51 West 52nd Street
            New York, New York 10019
            Attention:  Steven A. Rosenblum, Esq.
            Fax:  (212) 403-2000

            William Fry
            Fitzwilton House,
            Wilton Place,
            Dublin 2, Ireland
            Attention:  Houghton Fry, Esq.
            Fax:  353-1-639-5333


if to MSLEF, to:

            Morgan Stanley Leveraged Equity Fund II, Inc.
            1221 Avenue of the Americas
            New York, New York  10020
            Attention:  Alan E. Goldberg
            Fax:  (212)762-6466

            with a copy to:

            Morgan Stanley Capital Partners
            1221 Avenue of the Americas
            New York, New York  10020
            Attention:  Peter R. Vogelsang, Esq.
            Fax:  (212) 762-6466


      All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
      Section 7.2. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such cost or expense; provided that SIBV and MSLEF will share equally any transfer taxes payable in the United States in connection with any purchase and sale of the shares of Common Stock hereunder.

      Section 7.3. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior



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                                                             Page 39 of 43 Pages

agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

      Section 7.4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that SIBV may transfer or assign, in whole or from time to time in part, to any one or more of its direct or indirect subsidiaries, the right to purchase all or a portion of the shares of Common Stock beneficially owned by MSLEF, on the terms and subject to the conditions specified herein, but no such transfer or assignment will relieve SIBV of its obligations hereunder.

      Section 7.5. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by SIBV and MSLEF, or in the case of a waiver, by the party against whose rights the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      Section 7.6. Effectiveness. Other than Section 6.1 and this Section 7.6, which are effective on the date hereof, the provisions of this Agreement will become effective only upon the closing of the stock purchase contemplated by the Stock Purchase Agreement.

      Section 7.7. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of the State of New York.

      Section 7.8. WAIVER OF JURY TRIAL, ETC. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES AGREE, SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT, TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF, AND TO WAIVE ANY OBJECTION AS TO VENUE IN, THE FEDERAL OR STATE COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK. SERVICE OF PROCESS IN ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE EFFECTIVE IF DELIVERED OR SENT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 7.1 HEREOF.

      Section 7.9. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Subject to Section 7.6, this Agreement shall become



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                                                             Page 40 of 43 Pages

effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

      Section 7.10. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.



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                                                             Page 41 of 43 Pages

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                    MORGAN STANLEY LEVERAGED
                                    EQUITY FUND II, INC.

                                    By:  /s/ Alan E. Goldberg
                                       ---------------------------
                                       Name:    Alan E. Goldberg
                                       Title:   Managing Director




                                    SMURFIT INTERNATIONAL B.V.



                                    By:  /s/ Houghton Fry
                                       ---------------------------
                                       Name:    Houghton Fry
                                       Title:   Attorney-in-Fact



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                                                             Page 42 of 43 Pages

                                                                 SCHEDULE I
                MSLEF's Beneficial Ownership of Shares of Common
                                      Stock


                                   31,574,540